                                   EXHIBIT 5.1

               DEPARTMENT: JUSTICE AND CONSTITUTIONAL DEVELOPMENT
                            REPUBLIC OF SOUTH AFRICA

                      OFFICE OF THE CHIEF STATE LAW ADVISER

            PRIVATE BAG X81 PRETORIA 0001 - TEL (012) 315 1122 - FAX
              (012) 315 1743 MOMENTUM CENTRE EAST TOWER 12TH FLOOR
                            PRETORIUS STREET PRETORIA

                                                                   April 5, 2006

The Minister of Finance
Private Bag X115
PRETORIA
0001
Republic of South Africa

Dear Minister Manuel,

As Chief State Law Adviser of the Republic of South Africa (the "REPUBLIC" or
"SOUTH AFRICA"), I have acted as counsel for the Republic in connection with the filing of a prospectus supplement of the Republic filed with the U.S. Securities and Exchange Commission on or about March 31, 2006.

I have examined such documents and instruments as I have deemed necessary to give this opinion, including, but not limited to, sections 66(2), 71 and 72 of the Public Finance Management Act, 1999 (Act No. 1 of 1999), as amended, the
Amended and Restated Fiscal Agency Agreement, dated as of May 15, 2003 (the
"AMENDED FISCAL AGENCY AGREEMENT"), between South Africa and Deutsche Bank Trust
Company Americas (formerly known as Bankers Trust Company), as Fiscal Agent, a form of Global Note, an Underwriting Agreement, dated December 8, 1994 (the
"UNDERWRITING AGREEMENT") and a Pricing Agreement, dated March 30, 2006, which incorporates the terms of the Underwriting Agreement by reference, and hereby opine that:

1.     all necessary action has been duly taken by or on behalf of South Africa, and all necessary approvals and consents required under the laws of South
       Africa have been obtained, for the authorization of the debt securities
       ("DEBT SECURITIES");

2.     when duly executed and delivered by South Africa and, assuming due authentication thereof pursuant to the Amended Fiscal Agency Agreement, the Debt Securities will constitute valid, legally binding, direct, unconditional and general obligations of South Africa and will rank pari passu, without any preference one over the other by reason of priority of date of issue, currency of payment or otherwise, with all other unsecured indebtedness of South Africa in respect of money borrowed by South Africa and guarantees given by South Africa in respect of money borrowed by others.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 3 to South Africa's Annual Report on Form 18-K for its Fiscal Year ended March 31,
2005 and to the use of my name and the making of the statements" with respect of me that are set forth under the caption "Validity of the Notes" in the prospectus supplement referred to above and under the caption "Validity of the
Securities" in the

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prospectus of the Republic included in the registration statement filed by South
Africa with the Securities and Exchange Commission of the United States. In
giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

Yours faithfully

/s/ Enver Daniels
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Enver Daniels
CHIEF STATE LAW ADVISER
REPUBLIC OF SOUTH AFRICA